UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: May 4, 2016

POSITRON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

530 Oakmont Lane, Westmont, Illinois		60559
(Address of Principle Executive Offices)		(Zip Code)

(317) 576-0183

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under Section Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c)).

Background Information

On August 28, 2015, three creditors of Positron Corporation (the “Company”) filed an involuntary chapter 11 bankruptcy petition against the Company in the U.S. Bankruptcy Court for the Northern District of Texas, Lubbock Division, in a case pending under Case No. 15-502015-rlj, and styled: In re: Positron Corporation.

The involuntary petition was filed by three parties alleging to be creditors of the Company including DX, LLC, an entity wholly-owned and controlled by Cecil O’Brate, an individual who owns approximately 23% of the Company’s common stock. The claim of DX, LLC, as reflected on the involuntary petition in the amount of $451,589.74, consists of the unpaid balance of a matured promissory note it purchased from Los Alamos National Bank, Los Alamos, New Mexico, secured by the majority of the Company’s assets along with all of the assets of the Company’s wholly-owned subsidiary, Manhattan Isotopes Technology, LLC (the “LANB Note”).

On October 15, 2015, the Company filed a Motion to Dismiss or in the Alternative to Transfer Venue to another Judicial District requesting the case be moved to the Northern District of Illinois. Concurrently, the Company filed an Answer asserting that the involuntary petition was defective because the petitioning creditors were not qualified creditors or their claims were the subject of a bona fide dispute either as to amount or liability. In December 2015, the Bankruptcy Court denied the Company’s motion to transfer venue and set the involuntary petition for trial.

On January 22, 2016, Posimed, LLC joined the involuntary petition as a petitioning creditor, and on March 24, 2016, the Company filed its amended answer which asserted that Posimed also was not an eligible creditor because its claim was the subject of a bona fide dispute.

The Court commenced the trial on the involuntary petition on April 14, 2016, and following the first day of testimony the parties reached an agreement to dismiss the bankruptcy based upon the Terms for an Agreed Structured Dismissal (the “Structured Dismissal Agreement”).

On May 2, 2016, the Company and the petitioning creditors filed a Joint Motion to Approve Agreed Structured Dismissal Pursuant to Bankruptcy Rule 9019. Any shareholders desiring to object to the terms of the Structured Dismissal Agreement have until May 26, 2016, to file a written objection with the Clerk of the United States Bankruptcy Court, 1205 Texas Avenue, Lubbock, Texas 79401. Parties who object to the approval of the Structured Dismissal Agreement may file a written objection with the Bankruptcy Clerk of the U.S. Bankruptcy Court for the Northern District of Texas referencing In re: Positron Corporation, Case No. 15-50205-rlj-11. The written objection should be sent to the attention of the U.S. Bankruptcy Clerk, 1205 Texas Avenue, Lubbock, Texas 79401.

A hearing to consider approval of the Structured Dismissal Agreement will be held in the Courtroom of the Honorable Robert L. Jones, U.S. Bankruptcy Judge, located on the 3rd floor of the George H. Mahon Federal Building and Court House, 1205 Texas Avenue, Lubbock, Texas, commencing at 1:30 p.m. on Wednesday, June 22, 2016.

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2016, the Company entered into a Structured Dismissal Agreement providing for the dismissal of the involuntary bankruptcy petition filed against it. The terms of the Structured Dismissal are more fully set forth in Item 1.03 below and incorporated herein by reference. Approval of the Structured Dismissal Agreement is the subject of the hearing to be held before the Bankruptcy Court on Wednesday, June 22, 2016.

Item 1.03	Bankruptcy and Receivership

Order Determining Adequate Notice to Certain Shareholders

On May 2, 2016, concurrent with the filing of a Joint Motion to Approve Agreed Structured Dismissal Pursuant to Bankruptcy Rule 9019 (the “Joint Motion”), the Company filed with the Bankruptcy Court a Motion to Determine Adequate Notice Procedures for Certain Shareholders Under the Circumstances. On May 4, the Bankruptcy Court entered its Order Granting Motion to Determine Adequate Notice Procedures for Certain Shareholders Under the Circumstances (the “Order”) in which it held that notice of the proposed Structured Dismissal Agreement would be adequate for certain shareholders holding relatively small amounts of shares of the Company by filing a Form 8-K with the Securities and Exchange Commission, issuing a press release with the information continued in the notice and posting an approved notice on the Company’s website.

The following is a summary of certain provisions of the Structured Dismissal Agreement, and is qualified in its entirety by reference to the full text of the Structured Dismissal Agreement which is attached hereto as Exhibit 10.1. In addition, a complete copy of the Notice of Deadline for Filing Objections to Joint Motion to Approve Agreed Structured Dismissal Pursuant to Bankruptcy Rule 9019 and Notice of Final Hearing is attached as Exhibit A to the Order which is attached hereto as Exhibit 2.1.

Summary of the Structured Dismissal Agreement:

a.	Once the Order approving the Motion is final and non-appealable, the Company will purchase any and all capital stock in the Company owned by Cecil O’Brate (the “O’Brate Shares”) for the total consideration of One Hundred Thousand Dollars ($100,000). The Company will issue a promissory note payable to Cecil O’Brate in the amount of $100,000, payable at 4.5% interest in 12 monthly installments of $8,537.85 each (the “O’Brate Note”). Such promissory note will be secured by a pledge of the O’Brate Shares.

b.	Within 10 days of the Order becoming final and non-appealable, the Company will convey either: (i) all of the assets of the Manhattan Isotope Technologies, LLC (“MIT”); or (ii) the membership interests of MIT, to a company and/or entity designated by DX, LLC (the “MIT Transfer”). In exchange for the MIT Transfer, the LANB Note, along with all related guarantees, security interest, and rights in connection therewith, will be fully extinguished, deemed satisfied, paid in full, and discharged.

c.	DX, LLC may employ Jason Kitten and Suzanne Kitten, or a consulting firm of its choice, to conduct due diligence concerning the operations of the MIT facility located in Lubbock, Texas. In exchange for the opportunity to conduct due diligence as described herein, DX, LLC or O’Brate shall advance to the Company sufficient funds necessary to pay all payroll expenses associated with the two current employees of MIT effective as of April 15, 2016, and shall also directly pay to Los Alamos National Laboratories sufficient funds to pay the licensing fees associated with the recycling permit granted by the Los Alamos National Laboratories. Such obligations of DX, LLC or O’Brate shall cease upon the entry of any order by the Bankruptcy Court denying approval of the Agreement, or upon a determination by the Bankruptcy Court that any party has materially breached any of the terms of this Agreement.

d.	The Company shall attempt to sell the real property it owns located at 530 Oakmont Lane, Westmont, IL. Upon closing of the sale the net proceeds will be distributed in the order of priority established by the Bankruptcy Code to holders of administrative claims and the allowed claims of unsecured creditors, provided, however, that the total of such administrative expenses shall not exceed 50% of the sales price.

e.	The Parties will sign mutual releases releasing the Parties and their representatives from any claims that the parties may have or could have against each other.

f.	The Parties stipulate that the Petitioning Creditors have valid claims that are not subject to offset or any other dispute as to amount or liability. The claims shall be paid their pro-rata share of distributions paid to unsecured creditors. The Petitioning Creditors, including DX, LLC, the Kittens, Moress, LLC, and Posi-Med, LLC shall agree to support the Motion to Approve Structured Dismissal Agreement and shall not have the right to opt out of the distributions to unsecured creditors.

h.	Any unsecured creditors who do not desire to release their claim in exchange for their pro-rata share of distributions paid to unsecured creditors may opt out and pursue such other remedies to collect their indebtedness as may be available to them.

i.	Upon the completion of all terms included in the Agreement, the Petitioning Creditors and the Company shall prepare and file a Joint Motion to Dismiss the Involuntary Petition.

j.	Should the Bankruptcy Court determine the Company has failed to comply with the terms of the Structured Dismissal Agreement, it shall file a voluntary bankruptcy petition under chapter 11 of the Bankruptcy Code.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	whether the conditions (including required regulatory approvals) to consummate the transactions contemplated by the Structured Dismissal Agreement will be satisfied or waived;

•	whether any future event will cause the termination of the Structured Dismissal Agreement; and

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Company.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors may emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Order Granting Motion to Determine Adequate Notice Procedures for Certain Shareholders Under the Circumstances and Notice of Deadline for Filing Objections to Joint Notice to Approve Agreed Structured Dismissal Pursuant to Bankruptcy Rule 9019 and Notice of Final Hearing.

10.1	Agreement for Structured Dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POSITRON CORPORATION

Date: May 10, 2016	By:	/s/ Corey N. Conn
Name: Corey N. Conn
Title: Chief Financial Officer